UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2010
Date of Report (Date of earliest event reported)

DENARII RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-135354	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 E. John Street Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

949-335-5159
Registrant’s telephone number, including area code

n/a
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on June 14, 2010 (the “Effective Date”), Denarii Resources Inc., a Nevada corporation (the “Company”), entered into a corporate acquisition agreement (the “Acquisition Agreement”) with Touchstone Precious Metals Inc. and Touchstone Ventures Ltd. (“Touchstone”). The Company can earn up to an eighty per cent interest in the common shares of Touchstone Precious Metals Inc. by carrying out a work program and putting the placer mineral claim into production.

Touchstone has represented to the Company that it has an agreement (the “Touchstone Agreement”) with Peter Osha (“Osha”) to purchase the Lucky Thirteen Placer placer mineral claim located near Hope, British Columbia, Canada (the “Placer Mineral Claims”). Touchstone has further represented to the Company that in accordance with the terms and provisions of the Touchstone Agreement, Touchstone will have the right to earn a 100% interest in the Placer Mineral Claim subject only to royalty interests based upon payment by Touchstone of an aggregate amount of $1,500,000 on scheduled payments commencing as follows: (i) $50,000 upon completion of the work program (the “Work Program Effective Date”); (ii) $50,000 within six months of the Work Program Effective Date; (iii) $100,000 within twelve months of the Work Program Effective Date; (iv) $100,000 within eighteen months of the Work Program Effective Date; (v) $150,000 within twenty-four months of the Work Program Effective Date; (vi) $150,000 within thirty months of the Work Program Effective Date; (vii) $200,000 within thirty-six months of the Work Program Effective Date; (viii) $200,000 within forty-two months of the Work Program Effective Date; (ix) $250,000 within forty-eight months of the Work Program Effective Date; and (x) $250,000 within fifty-four months of the Work Program Effective Date.

Under the terms of the Touchstone Agreement, Touchstone shall also be the operator of the Placer Mineral Claim which will be converted into a Mining Claim. At such time that  any returns are realized from production from the Mining Claim, Osha shall be entitled to a Floating Rate Royalty to be paid as a percentage on any and all production to be based on the average settlement price for gold as determined by the London Bullion Metals Association. For example if gold settlement price is $500/oz than a 5.0% return royalty is payable, at $750/oz – 7.5% return royalty (the “Return Royalty”). Once Osha has received the aggregate payment of $1,500,000, Osha’s interest will automatically convert to a 3% net smelter royalty interest (the “Net Smelter Royalty”). For a period of no longer than one year after the final payment of the $1,500,000, two  1% portions of the Net Smelter Royalty can be purchased by the Company in exchange for a $1,000,000 payment for each 1% of the Net Smelter Royalty leaving Osha with a minimum1% Net Smelter Royalty.

In accordance with the terms and provisions of the Acquisition Agreement, the Company will can acquire an eighty percent (80%) interest in Touchstone Precious Metals Inc.  (the “Touchstone Interest”) represented by acquisition by the Company of shares of common stock of Touchstone Precious Metals Inc.. The Company will earn its Touchstone Interest as it funds an approved work program of approximately $400,000, which funds are to be monitored and disbursed by a committee represented by three persons (the “Committee”). Until Osha is paid by Touchstone the aggregate $1,500,000 for the Mining Claim, the Committee will consist of Stan Ford, Lyle Wallace and Peter Osha. After Osha is paid in full, the Committee will have one representative appointed by Touchstone and two appointed by the Company.

In further accordance with the terms and provisions of the Acquisition Agreement, the Company has thirty days from the Effective Date to fund $75,000 of the work program and sixty days from the Effective Date to place the balance of the $400,000 into the escrow account of Touchstone Precious Metals Inc. Upon completion of the work program, Osha shall transfer the Mining Claim to Touchstone Precious Metals Inc. in Trust and the Company will have earned twenty-five percent (25%) of the Touchstone Precious Metals Inc.. Upon receipt by Touchstone Precious Metals Inc. of a British Columbia mining permit in approximately twelve months from the Effective Date, the Company will have earned a fifty percent (50%) interest of Touchstone Precious Metals Inc.. Once the Mining Claim is in production, the Company will have earned a full eighty percent (80%) of the common shares of Touchstone Precious Metals Inc.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit 10.1    Corporate Acquisition Agreement by and between Touchstone Precious Metals Inc., Touchstone Ventures Ltd. and Denarii Resources Inc. dated June 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENARII RESOURCES INC.
DATE: June 22, 2010	By: /s/ Dennis Lorrig ___________________________________ Name: Dennis Lorrig Title: President/Chief Executive Officer

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